UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-9516	Icahn Enterprises L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766
333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On December 3, 2012, Federal-Mogul Corporation (“Federal-Mogul”), a majority-owned indirect subsidiary of Icahn Enterprises L.P. (“Icahn Enterprises”), announced that it has entered into an Investment Agreement with IEH FM Holdings LLC (the “Investor”), a wholly-owned indirect subsidiary of Icahn Enterprises and Federal-Mogul’s largest stockholder. The terms of the Investment Agreement were negotiated on behalf of Federal-Mogul by a Special Committee of its Board of Directors comprised entirely of independent directors.

Private Placement

Pursuant to the Investment Agreement, the Investor will purchase 19,108,280 shares of Federal-Mogul’s common stock, par value $0.01 per share (“Common Stock”), at a price equal to $7.85 per share (the “Private Placement Purchase Price”), for an aggregate purchase price of $150 million (the “Private Placement”). The offer and sale of the shares of common stock under the Investment Agreement are being made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

Federal-Mogul expects to complete the Private Placement in December 2012.

Rights Offering and Backstop Commitment

As soon as practicable after the consummation of the Private Placement, Federal-Mogul will file a Registration Statement on Form S-3 with the Securities and Exchange Commission, and after such Registration Statement becomes effective, Federal-Mogul will commence a rights offering of $150 million to its stockholders of record (the “Rights Offering”) pursuant to which it will offer one transferrable subscription right for each share of Common Stock held by such stockholders. Each subscription right will represent the right to purchase the stockholder’s pro rata portion of shares of Common Stock at the subscription price (the “Basic Subscription Privilege”). The subscription price for the rights will be equal to the lower of (i) the Private Placement Purchase Price and (ii) the volume-weighted average price of the Common Stock during the ten trading days immediately preceding the record date for the Rights Offering (the “Subscription Price”). Stockholders who fully exercise their Basic Subscription Privilege will have the right to subscribe for additional shares of Common Stock at the Subscription Price to the extent that other stockholders have not fully exercised their Basic Subscription Privilege (the “Oversubscription Privilege”).

The Investor has agreed to fully exercise its Basic Subscription Privilege but will not participate in any Oversubscription Privilege. In the event that there are insufficient shares of Common Stock available to satisfy all requests under the Oversubscription Privilege, such requests will be honored on a pro rata basis. The Investor has agreed not to exercise a number of rights as may be necessary to satisfy the subscriptions submitted to Federal-Mogul by such stockholders pursuant to the Oversubscription Privilege, except that, in no event, will the number of rights that the Investor agrees not to exercise cause the aggregate beneficial ownership of Common Stock of the Investor and its affiliates to be less than 80.1% of the outstanding Common Stock (after giving effect to the Private Placement and the Rights Offering).

Additionally, the Investor has agreed to backstop the Rights Offering by purchasing any shares of Common Stock not subscribed for by stockholders in the Rights Offering, up to $150 million (the “Backstop Commitment”). Common Stock purchased under the Backstop Commitment also will be purchased at the Subscription Price.

The Alternative Purchase Commitment

In the event that Federal-Mogul does not complete the Rights Offering for any reason within 180 days of the date of the Investment Agreement, for a period of 90 days thereafter, the Special Committee of the Board of Directors of Federal-Mogul may cause the Investor to purchase shares of Common Stock having an aggregate value of $150 million (the “Alternative Purchase Commitment”), at a price equal to the volume-weighted average price of the Common Stock during the ten trading days immediately preceding the date of such sales, in an offering exempt from registration under the Securities Act. Any issuance and sale of shares pursuant to the Alternative Purchase Commitment will be subject to the receipt of any stockholder approval required under applicable rules of the NASDAQ Global Select Market.

General

The Investment Agreement contains customary representations, warranties and covenants. The parties also have agreed to indemnify each other for losses arising out of or relating to any inaccuracy in or breach of their respective representations, warranties and covenants contained in the Investment Agreement.

The Investor has agreed that, except as specifically contemplated by the Investment Agreement, it will not, without the prior approval of a Special Committee of the Board of Directors of Federal-Mogul (i) for a period of three years from the date of the completion of the Private Placement, effectuate a short-form merger involving Federal-Mogul or (ii) through the earlier of (A) 180 days from the date of the completion of the Private Placement (B) the completion of the Rights Offering, acquire, through transactions executed on Nasdaq (subject to limited exceptions) or through any tender offer, any additional shares of Common Stock.

The Investor’s obligations under the Investment Agreement are conditioned on Federal-Mogul’s completion of the amendment of its Credit Agreement, including obtaining the extension of the maturity date with respect to at least $1.2 billion of the Tranche B debt, as further described below. In addition, the closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of the representations and warranties provided in the Investment Agreement. Federal-Mogul also will provide registration rights to the Investor with respect to securities of Federal-Mogul issued pursuant to the Investment Agreement, and the parties will enter into a tax sharing arrangement.

The foregoing description of the Investment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Back-Stop Commitment and the Alternative Purchase Commitment constitute off-balance sheet arrangements of the Investor, a wholly-owned indirect subsidiary of Icahn Enterprises. The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01      Other Events

On December 3, 2012, Federal-Mogul announced that it is seeking an amendment of its Term Loan and Revolving Credit Agreement, dated as of December 27, 2007 (as amended, the “Credit Agreement”), among Federal-Mogul, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A. (“JPMCB”), as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, to (i) extend the maturity date of its Tranche B term loans to January 2017 and (ii) increase by $150 million the aggregate commitments available under its asset-based revolving loan facility and extend the maturity date of such revolving facility to December 2016 (such actions referred to herein as, the “Refinancing Plan”). Federal-Mogul expects to complete the Refinancing Plan in December 2012.

The press release announcing the Refinancing Plan and the transactions contemplated by the Investment Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1	Investment Agreement, by and between Federal-Mogul Corporation and IEH FM Holdings LLC, dated December 2, 2012

99.1	Press Release of Federal-Mogul Corporation issued on December 3, 2012

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements relating to the completion of the rights offering. Forward-looking statements give current expectations or forecasts of future events. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Icahn Enterprises also, from time to time, may provide oral or written forward-looking statements in other materials released to the public. Such statements are made in good faith by Icahn Enterprises pursuant to the “Safe Harbor” provisions of the Reform Act.

Any or all forward-looking statements included in this report or in any other public statements may ultimately be incorrect. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, experience or achievements of Icahn Enterprises to differ materially from any future results, performance, experience or achievements expressed or implied by such forward-looking statements. Icahn Enterprises undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

All of the forward-looking statements are qualified in their entirety by reference to the risks and uncertainties described in the section entitled “Risk Factors” in Icahn Enterprises’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in the sections entitled “Risk Factors” in Icahn Enterprises’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, as well as the risks and uncertainties discussed elsewhere in the Annual Report, the Quarterly Reports and this Current Report. Other factors besides those listed could also materially affect Icahn Enterprises’ business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

Date: December 3, 2012		By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

Date: December 3, 2012		By:	/s/ Peter Reck
Chief Accounting Officer